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                                  EXHIBIT 11
                   WFC HOLDINGS CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                   Quarter             Nine months
                                                            ended Sept. 30,         ended Sept. 30,
                                                            --------------         ---------------
(in millions)                                                1998     1997           1998     1997
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
EARNINGS PER COMMON SHARE
  Net income                                                $ 347    $ 290         $  999    $ 857
  Less preferred dividends                                      4        5             13       21
                                                            -----    -----         ------    -----
    Net income for calculating
      earnings per common share                             $ 343    $ 285         $  986    $ 836
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                                                            -----    -----         ------    -----

  Average common shares outstanding                          85.2     87.5           85.4     89.1
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EARNINGS PER COMMON SHARE                                   $4.03    $3.26         $11.55    $9.38
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DILUTED EARNINGS PER COMMON SHARE
  Net income                                                $ 347    $ 290         $  999    $ 857
  Less preferred dividends                                      4        5             13       21
                                                            -----    -----         ------    -----
    Net income for calculating
      diluted earnings per common share                     $ 343    $ 285         $  986    $ 836
                                                            -----    -----         ------    -----
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  Average common shares outstanding                          85.2     87.5           85.4     89.1
  Add exercise of options, warrants and
    share rights, reduced by the number
    of shares that could have been
    purchased with the proceeds from
    such exercise                                              .7       .9             .8      1.0
                                                            -----    -----         ------    -----
  Diluted average common shares outstanding                  85.9     88.4           86.2     90.1
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DILUTED EARNINGS PER COMMON SHARE                           $3.99    $3.23         $11.44    $9.28
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